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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 17, 2003

LA QUINTA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-9109 (Commission File Number)	95-3419438 (I.R.S. Employer Identification No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038 (Address of Principal Executive Offices and Zip Code)
(214) 492-6600 (Registrant's telephone number, including area code)
LA QUINTA PROPERTIES, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	0-9109 (Commission File Number)	95-3520818 (I.R.S. Employer Identification No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038 (Address of Principal Executive Offices and Zip Code)
(214) 492-6600 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FR Disclosure

        On March 17, 2003, La Quinta Corporation and La Quinta Properties, Inc. (collectively, "La Quinta") announced that La Quinta Properties, Inc. entered into an agreement to sell in a private placement $325 million in senior notes due 2011 at 8 7/8%. Attached hereto as Exhibit 99.1 is a copy of the press release relating thereto.

        On March 19, 2003, La Quinta announced the consummation by La Quinta Properties, Inc. of its private placement of $325 million in senior notes due 2011 at 8 7/8%. Attached hereto as Exhibit 99.2 is a copy of the press release relating thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2003	LA QUINTA CORPORATION
	By:	/s/ DAVID L. REA Name: David L. Rea Title: Executive Vice President and Chief Financial Officer
LA QUINTA PROPERTIES, INC.
	By:	/s/ DAVID L. REA Name: David L. Rea Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1
Press release dated March 17, 2003

99.2
Press release dated March 19, 2003

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  Item 5. Other Events and Regulation FR Disclosure
SIGNATURES
EXHIBIT INDEX